Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Travelport Limited of our report dated March 8, 2007, except for Note 18, as to which the date is May 7, 2007, relating to the financial statements of Worldspan Technologies Inc., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia

May 7, 2007